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                                                                   EXHIBIT 99.14


                                AUTOTOTE CORPORATION

                               OFFER TO EXCHANGE
                                   ALL OF ITS
              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES B
                       FOR ANY AND ALL OF ITS OUTSTANDING
              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON [      ], 2001, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks,
        Trust Companies and Other Nominees:

    Autotote Corporation, a Delaware corporation (the "Company"), is offering to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2010, Series B (the "series B notes"), for each $1,000 in principal amount of its outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes"), upon the terms and subject to the conditions set forth in the
Prospectus, dated December   , 2000 (as the same may be amended from time to
time, the "Prospectus") and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Prospectus and any amendments or supplements thereto, constitute the "Exchange Offer").

    THE EXCHANGE OFFER IS CONDITIONED UPON SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER." THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF SERIES A NOTES BEING TENDERED FOR EXCHANGE.

    Enclosed herewith for your information and forwarding to your clients for whose accounts you hold series A notes registered in your name or in the name of your nominee are copies of the following documents:

        1. The Prospectus dated December   , 2000.

        2. The blue Letter of Transmittal to tender series A notes for exchange (for your use and for the information of your clients). Facsimile copies of the Letter of Transmittal may be used to tender series A notes for exchange.

        3. The green Notice of Guaranteed Delivery (to be used to tender series A notes for exchange if certificates for series A notes are not immediately available or if such certificates for series A notes and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date or if the procedures for book-entry transfer cannot be completed on a timely basis).

        4. A yellow printed form of letter which may be sent to your clients for whose accounts you hold series A notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        6. A return envelope addressed to the Exchange Agent.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON [      ], 2001, UNLESS WE EXTEND THE EXCHANGE
OFFER.
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    In all cases, exchanges of series A notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) (i) certificates representing such series A notes,
(ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, and
(iii) any other documents required by the Letter of Transmittal; or (b) an Agent's Message (as defined in the Letter of Transmittal) from The Depository Trust Company.

    Holders of series A notes who wish to tender their series A notes and
(i) whose series A notes are not immediately available, (ii) who cannot deliver their series A notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) who cannot complete the procedures for book-entry transfer on a timely basis, may effect a tender by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

    The Company will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of series A notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company is not required to pay or cause to be paid any transfer taxes applicable to the exchange of series A notes pursuant to the Exchange Offer.

    Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent, at its address and telephone numbers set forth in the Letter of Transmittal. Additional copies of the enclosed material may be obtained from the Exchange Agent.

                                          Very truly yours,
                                          AUTOTOTE CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS THEREIN.